Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

Subject to Completion Preliminary Term Sheet dated April 28, 2011 Units Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 $10 principal amount per unit Term Sheet No. Barclays Bank PLC Pricing Date* Settlement Date* Maturity Date* CUSIP No. May , 2011 June , 2011 July , 2012 Accelerated Return Notes® 3-to-1 upside exposure to increases in the level of the MSCI EAFE Index, subject to a cap of 13% to 17% 1-to-1 downside exposure, with no downside limit A maturity of approximately 14 months Payment of the Redemption Amount at maturity is subject to the credit risk of Barclays Bank PLC No periodic interest payments No listing on any securities exchange ARNs are senior unsecured debt securities and are not deposit liabilities of Barclays Bank PLC. ARNs are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom, or any other jurisdiction Market Downside Protection Enhanced Income Market Access Enhanced Return Enhanced Return The ARNs are being issued by Barclays Bank PLC (“Barclays”). The ARNs will have the terms specified in this term sheet as supplemented by the documents indicated below under “Additional Terms” (together, the “Note Prospectus”). Investing in the ARNs involves a number of risks. There are important differences between the ARNs and a conventional debt security, including different investment risks. See “Risk Factors” on page TS-5 of this term sheet and beginning on page S-10 of product supplement ARN-1. The ARNs: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is acting in its capacity as principal for your account. None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Per Unit Total Public offering price (1) $10.00 $ Underwriting discount (1) $ 0.20 $ Proceeds, before expenses, to Barclays Bank PLC $ 9.80 $ (1) The public offering price and underwriting discount for any purchase of 500,000 units or more in a single transaction by an individual investor will be $9.95 per unit and $0.15 per unit, respectively. The public offering price and underwriting discount for any purchase by certain fee-based trusts and fee-based discretionary accounts managed by U.S. Trust operating through Bank of America, N.A. will be $9.80 per unit and $0.00 per unit, respectively. *Depending on the date the ARNs are priced for initial sale to the public (the “pricing date”), any reference in this term sheet to the month in which the pricing date, settlement date, or maturity date will occur is subject to change. Merrill Lynch & Co. May , 2011 BARCLAYS

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 Summary The Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 (the “ARNs”) are senior unsecured debt securities of Barclays Bank PLC. The ARNs are not guaranteed or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom, or any other jurisdiction, or secured by collateral. The ARNs will rank equally with all of our other unsecured and unsubordinated debt, and any payments due on the ARNs, including any repayment of principal, will be subject to the credit risk of Barclays. The ARNs provide a leveraged return for investors, subject to a cap, if the level of the MSCI EAFE Index (the “Index”) increases moderately from the Starting Value of the Index, determined on the pricing date, to the Ending Value of the Index, determined during the Maturity Valuation Period. Investors must be willing to forgo interest payments on the ARNs and be willing to accept a return that is capped or a repayment that is less, and potentially significantly less, than the Original Offering Price. Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement ARN-1. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to Barclays. Terms of the ARNs Issuer: Barclays Bank PLC (“Barclays”) Original Offering Price: $10.00 per unit Term: Approximately 14 months Market Measure: MSCI EAFE Index (Bloomberg symbol: “MXEA”) Starting Value: The closing level of the Index on the pricing date. The Starting Value will be determined on the pricing date and set forth in the final term sheet that will be made available in connection with sales of the ARNs. Ending Value: The average of the closing levels of the Index on each scheduled calculation day during the Maturity Valuation Period. If it is determined that a scheduled calculation day is not a Market Measure Business Day, or if a Market Disruption Event occurs on a scheduled calculation day, the Ending Value will be determined as more fully described on page S-23 of product supplement ARN-1. Capped Value: $11.30 to $11.70 per unit of the ARNs, which represents a return of 13% to 17% over the Original Offering Price. The actual Capped Value will be determined on the pricing date and set forth in the final term sheet that will be made available in connection with sales of the ARNs. Maturity Valuation Period: Five scheduled calculation days shortly before the maturity date, determined on the pricing date and set forth in the final term sheet that will be made available in connection with sales of the ARNs. Joint Calculation Agents: Barclays and MLPF&S Determining the Redemption Amount for the ARNs On the maturity date, you will receive a cash payment per unit (the “Redemption Amount”) calculated as follows: Is the Ending Value greater than the Starting Value? Yes You will receive per unit: $10 $10 300 % Ending Value Starting value Starting Value not to exceed the Capped Value. You will receive per unit: $10 Ending value Starting value In this case, if the Ending Value is less than the Starting Value, you will receive a payment that is less, and possibly significantly less, than the Original Offering Price per unit. You may lose up to 100% of your investment in the ARNs. Accelerated Return Notes® TS-2

You will receive per unit:

In this case, if the Ending Value is less than the Starting Value, you will receive a payment that is less, and possibly significantly less, than the Original Offering Price per unit. You may lose up to 100% of your investment in the ARNs.

You will receive per unit:

not to exceed the Capped Value.

Is the Ending Value greater than the Starting Value?

No

Yes

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 Hypothetical Payout Profile This graph reflects the hypothetical returns on the ARNs, based on the Participation Rate of 300% and a hypothetical Capped Value of $11.50 (a 15% return), the midpoint of the Capped Value range of $11.30 to $11.70. The green line reflects the hypothetical returns on the ARNs, while the dotted gray line reflects the hypothetical returns of a direct investment in the stocks included in the Index, excluding dividends. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Starting Value, Ending Value, Capped Value, and the term of your investment. Hypothetical Redemption Amounts Examples Set forth below are three examples of hypothetical Redemption Amount calculations (rounded to two decimal places) payable at maturity, based upon the Participation Rate of 300%, a hypothetical Starting Value of 1,685.75 (the closing level of the Index on April 18, 2011), and a hypothetical Capped Value of $11.50 (per unit), the midpoint of the Capped Value range of $11.30 to $11.70: Example 1—The hypothetical Ending Value is 80% of the hypothetical Starting Value: Hypothetical Starting Value: 1,685.75 Hypothetical Ending Value: 1,348.60 Hypothetical Redemption Amount (per unit) = $8.00 Example 2—The hypothetical Ending Value is 102% of the hypothetical Starting Value: Hypothetical Starting Value: 1,685.75 Hypothetical Ending Value: 1,719.47 Hypothetical Redemption Amount (per unit) = $10.60 Example 3—The hypothetical Ending Value is 150% of the hypothetical Starting Value: Hypothetical Starting Value: 1,685.75 Hypothetical Ending Value: 2,528.63 Hypothetical Redemption Amount (per unit) = $11.50 (The Redemption Amount cannot be greater than the Capped Value.)Accelerated Return Notes® TS-3

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 The following table illustrates, a hypothetical Starting Value of 1,685.75 (the closing level of the Index on April 18, 2011) and a range of hypothetical Ending Values of the Index: the percentage change from the hypothetical Starting Value to the hypothetical Ending Value; the hypothetical Redemption Amount per unit of the ARNs (rounded to two decimal places); and the hypothetical total rate of return to holders of the ARNs. The table below is based on the Participation Rate of 300% and a hypothetical Capped Value of $11.50 (per unit), the midpoint of the Capped Value range of $11.30 to $11.70. The following examples do not take into account any tax consequences from investing in the ARNs. Hypothetical Ending Value (1) Percentage Change from the Hypothetical Starting Value to the Hypothetical Ending Value Hypothetical Redemption Amount per Unit Hypothetical Total Rate of Return on the ARNs 842.88 -50.00% $5.00 -50.00% 1,011.45 -40.00% $6.00 -40.00% 1,180.03 -30.00% $7.00 -30.00% 1,348.60 -20.00% $8.00 -20.00% 1,517.18 -10.00% $9.00 -10.00% 1,550.89 -8.00% $9.20 -8.00% 1,584.61 -6.00% $9.40 -6.00% 1,618.32 -4.00% $9.60 -4.00% 1,652.04 -2.00% $9.80 -2.00% 1,685.75(2) 0.00% $10.00 0.00% 1,719.47 2.00% $10.60 6.00% 1,753.18 4.00% $11.20 12.00% 1,786.90 6.00% $11.50(3) 15.00% 1,820.61 8.00% $11.50 15.00% 1,854.33 10.00% $11.50 15.00% 2,022.90 20.00% $11.50 15.00% 2,191.48 30.00% $11.50 15.00% 2,360.05 40.00% $11.50 15.00% 2,528.63 50.00% $11.50 15.00% (1) The Index is a price return index. Accordingly, the Ending Value will not include any income generated by dividends paid on the stocks included in the Index, which you would otherwise be entitled to receive if you invested in those stocks directly. (2) This is the hypothetical Starting Value, which was the closing level of the Index on April 18, 2011. The actual Starting Value will be determined on the pricing date and set forth in the final term sheet that will be made available in connection with sales of the ARNs. (3) The Redemption Amount per unit of the ARNs cannot exceed the hypothetical Capped Value of $11.50 (the midpoint of the Capped Value range of $11.30 to $11.70). The actual Capped Value will be determined on the pricing date and set forth in the final term sheet that will be made available in connection with sales of the ARNs. The above figures are for purposes of illustration only. The actual amount you receive and the resulting total rate of return will depend on the actual Starting Value, Ending Value, Capped Value, and the term of your investment.Accelerated Return Notes® TS-4

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 Risk Factors There are important differences between the ARNs and a conventional debt security. An investment in the ARNs involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the ARNs in the “Risk Factors” sections beginning on page S-10 of product supplement ARN-1 and page S-5 of the MTN prospectus supplement identified below under “Additional Terms.” We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the ARNs. Your investment may result in a loss; there is no guaranteed return of principal. Your yield may be less than the yield on a conventional debt security of comparable maturity. Your investment return, if any, is limited to the return represented by the Capped Value. Your investment return, if any, may be less than a comparable investment directly in the stocks included in the Index. Payments on the ARNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the ARNs. You must rely on your own evaluation of the merits of an investment linked to the Index. The costs of developing, hedging, and distributing the ARNs are reflected in the Original Offering Price, and will not be reflected in secondary market prices. A trading market is not expected to develop for the ARNs. We, MLPF&S, and our respective affiliates are not obligated to make a market for, or to repurchase, the ARNs. The Redemption Amount will not be affected by all developments relating to the Index. MSCI Inc. (“MSCI”) may adjust the Index in a way that affects its level, and MSCI has no obligation to consider your interests. You will have no rights of a holder of the securities represented by the Index, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities. While we, MLPF&S and our respective affiliates may from time to time own shares of companies included in the Index, except to the extent that the common stock of Barclays Bank PLC (our parent company) is included in the Index, we, MLPF&S and our respective affiliates do not control any company included in the Index, and are not responsible for any disclosure made by any other company. Your return on the ARNs may be affected by factors affecting the international securities markets. Exchange rate movements may impact the value of the ARNs. If you attempt to sell the ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Purchases and sales by us, MLPF&S, and our respective affiliates of shares of companies included in the Index may affect your return. Our trading and hedging activities, and those of MLPF&S, may create conflicts of interest with you. Our hedging activities, and those of MLPF&S, may affect your return on the ARNs and their market value. Our business activities and those of MLPF&S relating to the companies represented by the Index may create conflicts of interest with you. There may be potential conflicts of interest involving the calculation agent. We may appoint and remove the calculation agent. The U.S. federal income tax consequences of the ARNs are uncertain, and may be adverse to a holder of the ARNs. See “Certain U.S. Federal Income Taxation Considerations” below and “U.S. Federal Income Tax Summary” beginning on page S-35 of product supplement ARN-1. Investor Considerations You may wish to consider an investment in the ARNs if: The ARNs may not be an appropriate investment for you if: You anticipate that the level of the Index will increase moderately from the Starting Value to the Ending Value. You accept that your investment will result in a loss, which could be significant, if the level of the Index decreases from the Starting Value to the Ending Value. You accept that the return on the ARNs will not exceed the return represented by the Capped Value. You are willing to forgo interest payments on the ARNs, such as fixed or floating rate interest paid on traditional interest bearing debt securities. You seek exposure to the Index with no expectation of dividends or other benefits of owning the stocks included in the Index. You are willing to accept that a trading market is not expected to develop for the ARNs. You understand that secondary market prices for the ARNs, if any, will be affected by various factors, including our actual and perceived creditworthiness. You are willing to make an investment, the payments on which depend on our creditworthiness, as the issuer of the ARNs. You anticipate that the level of the Index will decrease from the Starting Value to the Ending Value or that the level of the Index will not increase sufficiently over the term of the ARNs to provide you with your desired return. You seek principal protection or preservation of capital. You seek a return on your investment that will not be capped at the return represented by the Capped Value. You seek interest payments or other current income on your investment. You want to receive dividends or other distributions paid on the stocks included in the Index. You seek assurances that there will be a liquid market if and when you want to sell the ARNs prior to maturity. You are unwilling or are unable to assume the credit risk associated with us, as the issuer of the ARNs. Accelerated Return Notes® TS-5

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 Other Terms of the ARNs Market Measure Business Day The following definition shall supersede and replace the definition of a “Market Measure Business Day” set forth on pages S-7 and S-24 of product supplement ARN-1. A “Market Measure Business Day” means a day on which: (A) the London Stock Exchange, the Frankfurt Stock Exchange, the Paris Bourse, and the Tokyo Stock Exchange (or any successor to the foregoing exchanges) are open for trading; and (B) the Index or any successors thereto are calculated and published. Other Provisions We may deliver the ARNs against payment therefor in New York, New York on a date that is greater than three business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the ARNs occurs more than three business days from the pricing date, purchasers who wish to trade the ARNs more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement. If you place an order to purchase the ARNs, you are consenting to MLPF&S acting as a principal in effecting the transaction for your account. Supplement to the Plan of Distribution MLPF&S will participate as selling agent in the distribution of the ARNs. Under our distribution agreement with MLPF&S, MLPF&S will purchase the ARNs from us on the issue date as principal at the purchase price indicated on the cover of this term sheet, less the indicated underwriting discount. MLPF&S will not receive an underwriting discount for ARNs sold to certain fee-based trusts and fee-based discretionary accounts managed by U.S. Trust operating through Bank of America, N.A. In the original offering of the ARNs, the ARNs will be sold in minimum investment amounts of 100 units. MLPF&S may use this Note Prospectus for offers and sales in secondary market transactions and market-making transactions in the ARNs, but is not obligated to engage in such secondary market transactions and/or market-making transactions. The distribution of the Note Prospectus in connection with such offers or sales will be solely for the purpose of providing investors with the description of the terms of the ARNs that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding Barclays or for any purpose other than that described in the immediately preceding sentence. MLPF&S may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market prices at the time of the sale.Accelerated Return Notes® TS-6

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 The Index All disclosures contained in this term sheet regarding the Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. Additional information on the Index is available on the MSCI Barra website: www.mscibarra.com. We are not incorporating by reference such website or any material included on such website in this term sheet. The information reflects the policies of, and is subject to change by, MSCI. MSCI, which owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of MSCI discontinuing publication of the Index are discussed in the section entitled “Description of ARNs—Discontinuance of a Market Measure” beginning on page S-28 of product supplement ARN-1. None of us, the calculation agent, or the selling agent accepts any responsibility for the calculation, maintenance, or publication of the Index or any successor index. The Index is intended to measure equity market performance in developed market countries, excluding the U.S. and Canada. The Index is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100.00. The Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The Index currently consists of companies from the following 22 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. As of April 19, 2011, the five largest country weights were the United Kingdom (21.7%), Japan (19.5%), France (10.1%), Australia (8.9%) and Germany (8.7%), and the five largest sector weights were Financials (24.1%), Industrials (12.8%), Materials (11.3%), Consumer Discretionary (10.1%), and Consumer Staples (10.0%). The Index is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices. General—MSCI Indices MSCI provides global equity indices intended to measure equity performance in international markets and the MSCI International Equity Indices are designed to serve as global equity performance benchmarks. In constructing these indices, MSCI applies its index construction and maintenance methodology across developed, emerging, and frontier markets. MSCI enhanced the methodology used in its MSCI International Equity Indices. The MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the global investable market indices methodology described below. The transition was completed at the end of May 2008. The Enhanced MSCI Standard Indices are composed of the MSCI Large Cap and Mid Cap Indices. The MSCI Global Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology and contains no overlap with constituents of the transitioned MSCI Standard Indices. Together, the relevant MSCI Large Cap, Mid Cap, and Small Cap Indices will make up the MSCI investable market index for each country, composite, sector, and style index that MSCI offers. Constructing the MSCI Global Investable Market Indices. MSCI undertakes an index construction process, which involves: defining the equity universe; determining the market investable equity universe for each market; determining market capitalization size segments for each market; applying index continuity rules for the MSCI Standard Index; creating style segments within each size segment within each market; and classifying securities under the Global Industry Classification Standard (the “GICS”). Defining the Equity Universe. The equity universe is defined by: Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries are also eligible for inclusion. Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country. Determining the Market Investable Equity Universes. A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The investability screens used to determine the investable equity universe in each market are as follows: Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement. DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum Accelerated Return Notes® TS-7

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters is required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters is required for inclusion of a security in a market investable equity universe of an EM. Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the MSCI Standard Index outside of a Quarterly or Semi-Annual Index Review (as defined below). Defining Market Capitalization Size Segments for Each Market. Once a market investable equity universe is defined, it is segmented into the following size?based indices: Investable Market Index (Large + Mid + Small); Standard Index (Large + Mid); Large Cap Index; Mid Cap Index; or Small Cap Index. Creating the size segment indices in each market involves the following steps: defining the market coverage target range for each size segment; determining the global minimum size range for each size segment; determining the market size-segment cutoffs and associated segment number of companies; assigning companies to the size segments; and applying final size-segment investability requirements. Index Continuity Rules for the Standard Indices. In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. Creating Style Indices within Each Size Segment. All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. Under the GICS, each company is assigned to one sub?industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. Index Maintenance The MSCI global investable market indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability, and low index turnover. In particular, index maintenance involves: (i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include: updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and Number of Shares (“NOS”). (ii) Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at: including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and reflecting the impact of significant market events on FIFs and updating NOS. (iii) Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading. Neither we nor any of our affiliates, or MLPF&S, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Index or any successor to the Index. MSCI does not guarantee the accuracy or the completeness of the Index or any data included in Accelerated Return Notes® TS-8

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 the Index. MSCI assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Index. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index, or the manner in which the Index is applied in determining the amount payable on the ARNs at maturity. The following graph sets forth the monthly historical performance of the Index in the period from January 2006 through March 2011. We obtained this historical data from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information from Bloomberg, L.P. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the ARNs may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the level of the Index is more or less likely to increase or decrease at any time over the term of the ARNs. On April 18, 2011, the closing level of the Index was 1,685.75. Before investing in the ARNs, you should consult publicly available sources for the levels and trading pattern of the Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in the Index and financial markets generally exhibiting greater volatility than in earlier periods. Historical trading levels for the Index can be found on MSCI’s website at http://www.mscibarra.com/products/indices/international_equity_indices/performance.html License Agreement “MSCI EAFE IndexSM” are service marks of MSCI and have been licensed for use for certain purposes by us. ARNs based on the Index are not sponsored, endorsed, sold, or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the ARNs. We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the Index in connection with certain securities, including the ARNs. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them. The license agreement between MSCI and Barclays Bank PLC provides that the following disclaimer must be set forth herein: THE ARNS ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE ARNS ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE ARNS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE ARNS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE ARNS OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE ARNS. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE ARNS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE ARNS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE ARNS ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY Accelerated Return Notes® TS-9

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE ARNS IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE ARNS. NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE ARNS AND, AS SUCH, MAY SELL OR PROMOTE THE ARNS OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THE ARNS. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE ARNS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller, or holder of the ARNs, or any other person or entity, should use or refer to any MSCI trade name, trademark, or service mark to sponsor, endorse, market, or promote the ARNs without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.Accelerated Return Notes® TS-10

Accelerated Return Notes® Linked to the MSCI EAFE Index, due July , 2012 Certain U.S. Federal Income Taxation Considerations Some of the tax consequences of your investment in the ARNs are summarized below. The discussion below supplements the discussions under “U.S. Federal Income Tax Summary”, beginning on page S-35 of product supplement ARN-1, and “Certain U.S. Federal Income Tax Considerations”, beginning on page S-120 of the Series A MTN prospectus supplement. As described in product supplement ARN-1, this section applies to you only if you are a U.S. holder (as defined in product supplement ARN-1) and you hold your ARNs as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in product supplement ARN-1 (for example, if you did not purchase your ARNs in the initial issuance of the ARNs). The U.S. federal income tax consequences of your investment in the ARNs are uncertain and the Internal Revenue Service could assert that the ARNs should be taxed in a manner that is different than described below. Pursuant to the terms of the ARNs, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your ARNs as a pre-paid cash-settled executory contract with respect to the Index. If your ARNs are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your ARNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for your ARNs. Such gain or loss should generally be long-term capital gain or loss if you have held your ARNs for more than one year. Long-term capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2013 is generally taxed at a maximum rate of 15%. In the opinion of our special tax counsel, Sullivan & Cromwell LLP, your ARNs should be treated in the manner described above. This opinion assumes that the description of the terms of the ARNs in this term sheet is materially correct. As discussed further in product supplement ARN-1, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the ARNs, possibly with retroactive effect. For a further discussion of the tax treatment of your ARNs as well as possible alternative characterizations, please see the discussions under “U.S. Federal Income Tax Summary” in product supplement ARN-1 and “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the Series A MTN prospectus supplement. For additional, important considerations related to tax risks associated with investing in the ARNs, you should also examine the discussion in “Risk Factors—General Risks Relating to ARNs—Significant aspects of the U.S. federal income tax treatment of the ARNs are uncertain” beginning on page S-17 of product supplement ARN-1. You should consult your tax advisor as to the possible alternative treatments in respect of the ARNs. Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your ARNs), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ARNs.Accelerated Return Notes® TS-11

Additional Terms

You should read this term sheet, together with the documents listed below, which together contain the terms of the ARNs and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the sections indicated on the cover of this term sheet. The ARNs involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the ARNs.

You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

▪	Product supplement ARN-1 dated February 24, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511044900/d424b3.htm

▪	Series A MTN prospectus supplement dated August 31, 2010:

http://sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

▪	Prospectus dated August 31, 2010:

http://sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Our Central Index Key, or CIK, on the SEC Website is 312070.

We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the product supplement, the prospectus supplement, and the prospectus in that registration statement, and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you the Note Prospectus if you so request by calling MLPF&S toll-free at 1-866-500-5408.

Market-Linked Investments Classification

Market-Linked Investments come in four basic categories, each designed to meet a different set of investor risk profiles, time horizons, income requirements and market views (bullish, bearish, moderate outlook, etc.). The following descriptions of these categories are meant solely for informational purposes and are not intended to represent any particular Market-Linked Investment or guarantee performance. Certain Market-Linked Investments may have overlapping characteristics.

Market Downside Protection Market-Linked Investments combine some of the capital preservation features of traditional bonds with the growth potential of equities and other asset classes. They offer full or partial market downside protection at maturity, while offering market exposure that may provide better returns than comparable fixed income securities. It is important to note that the market downside protection feature provides investors with protection only at maturity, subject to issuer credit risk. In addition, in exchange for full or partial protection, you forfeit dividends and full exposure to the linked asset’s upside. In some circumstances, this could result in a lower return than with a direct investment in the asset.

These short- to medium-term market-linked notes offer you a way to enhance your income stream, either through variable or fixed-interest coupons, an added payout at maturity based on the performance of the linked asset, or both. In exchange for receiving current income, you will generally forfeit upside potential on the linked asset. Even so, the prospect of higher interest payments and/or an additional payout may equate to a higher return potential than you may be able to find through other fixed-income securities. Enhanced Income Market-Linked Investments generally do not include market downside protection. The degree to which your principal is repaid at maturity is generally determined by the performance of the linked asset. Although enhanced income streams may help offset potential declines in the asset, you can still lose part or all of your original investment.

Market Access notes may offer exposure to certain market sectors, asset classes and/or strategies that may not even be available through the other three categories of Market-Linked Investments. Subject to certain fees, the returns on Market Access Market-Linked Investments will generally correspond on a one-to-one basis with any increases or decreases in the value of the linked asset, similar to a direct investment. In some instances, they may also provide interim coupon payments. These investments do not include the market downside protection feature and, therefore, your principal remains at risk.

These short- to medium-term investments offer you a way to enhance exposure to a particular market view without taking on a similarly enhanced level of market downside risk. They can be especially effective in a flat to moderately positive market (or, in the case of bearish investments, a flat to moderately negative market). In exchange for the potential to receive better-than market returns on the linked asset, you must generally accept a degree of market downside risk and capped upside potential. As these investments are not market downside protected, and do not assure full repayment of principal at maturity, you need to be prepared for the possibility that you may lose all or part of your investment.

“Accelerated Return Notes®” and “ARNs®” are registered service marks of Bank of America Corporation, the parent corporation of MLPF&S.

Accelerated Return Notes®	TS-12